As filed with the Securities and Exchange Commission on November 3, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2006


                            W. R. BERKLEY CORPORATION
                            -------------------------
                     (Exact name of registrant as specified
                                 in its charter)


   Delaware                             1-15202                22-1867895
--------------                      -------------------     ------------------
(State or other jurisdiction        (Commission File         (IRS Employer
of incorporation)                       Number)            Identification No.)


          475 Steamboat Road, Greenwich, CT                        06830
          ---------------------------------------                ---------
          (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (203) 629-3000
                                                           --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     Reference is made to the press release of W. R. Berkley Corporation (the "Company") relating to the announcement (i) that its Board of Directors increased the Company's share repurchase authorization by 20 million shares of common stock, and that the increased authorization, together with the approximately 2.6 million shares that remain available for repurchase under previously approved authorizations, represents approximately 12 percent of the Company's outstanding common stock at September 30, 2006; and (ii) of the Company's regular quarterly cash dividend on its common stock of 4 cents per share to be paid on January 3, 2007 to stockholders of record at the close of business on December 15, 2006. The press release was issued on November 3, 2006. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

     (c) Exhibits

     99.1 Press Release, dated November 3, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      W. R. BERKLEY CORPORATION

                                      /s/ Eugene G. Ballard
                                      ------------------------------------------
                                      Name:  Eugene G. Ballard
                                      Title: Senior Vice President,
                                             Chief Financial Officer
                                             and Treasurer


Date:  November 3, 2006

                                  EXHIBIT INDEX


Exhibit:

99.1  Press Release dated November 3, 2006